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                                                                    EXHIBIT 16.1

[LOGO OF PriceWaterhouseCoopers]



                                      [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


January 29, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Symphonix Devices, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 29, 2001. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ PricewaterhouseCoopers LLP